Exhibit 23


              CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 033-65077) of
Carpenter Technology Corporation of our report dated June 13,
2003 relating to the financial statements of The Savings Plan for Affiliates, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, PA
June 26, 2003